UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2004

Federal National Mortgage Association

(Exact name of registrant as specified in its charter)

Fannie Mae

Federally chartered corporation	0-50231	52-0883107
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3900 Wisconsin Avenue, NW	20016
Washington, DC	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: 202-752-7000

(Former Name or Former Address, if Changed Since Last Report): ________________

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

     On September 27, 2004, Fannie Mae (formally, the Federal National Mortgage Association) entered into an agreement with the Office of Federal Housing Enterprise Oversight, or OFHEO, to take a series of steps with respect to its accounting, capital, organization and staffing, compensation, and governance and internal controls. A full copy of the agreement is filed as Exhibit 10.1 to this report on Form 8-K.

Accounting

     Under the agreement, Fannie Mae’s Board of Directors, or the Board, has agreed to cause to be conducted a review of internal controls relating to accounting as well as staffing, resources, the quality and routine provision of information to senior management and the Board and the effectiveness of Fannie Mae’s corporate code of conduct and on any planned revisions to avoid actions that do not support appropriate corporate goals and legal requirements. The Board will report to and consult with OFHEO on the results of such reviews.

     The Board also agreed to report to OFHEO on any planned revisions in the area of accounting for alteration of reporting lines, independence of a function to evaluate models employed in accounting, the role of the external auditor and internal procedures (including strengthening the role of the internal auditor) as well as new positions to remedy any determined weaknesses.

     The Board also agreed to direct the separation of the function of business planning and forecasting from the controller’s function and to direct the separation of modeling and accounting functions.

     FAS 91

     The agreement also provides that Fannie Mae will take certain steps relating to amortization of deferred price adjustments under Financial Accounting Standard No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases (FAS 91). Specifically, Fannie Mae agreed take the following actions:

•	Fannie Mae will implement a policy for amortization of deferred price adjustments in a manner that requires the company to book the entirety of the company’s modeled catch-up provisions on a quarterly basis, beginning in the fourth quarter of 2004.

•	In addition, Fannie Mae will undertake the following:

(a)	Test amortization factors based on methods provided by OFHEO to determine if amortization amounts are based on the estimated lives of the underlying loans and securities;

(b)	Supply a formal, comprehensive summary of existing methods and practices to actively manage the calculation of amortization;

(c)	Identify all amounts treated as “acquisitions” within the amortization system that are not premiums, discounts or deferred price adjustments. (Other amounts will be subject to review by the outside accounting firm discussed below under “Other Provisions” for compliance with Generally Accepted Accounting Principles, or GAAP, including but not limited to realignment differences, system/methodology conversion adjustments, “on-tops” reported as factor change adjustments and all other “on-tops”);

(d)	Recalculate amortization for each quarterly period from 1998 to 2004 using parameters provided by OFHEO and submit the results to OFHEO;

(e)	Assess the difference between amounts previously recorded and newly calculated amounts for all periods from 1998 through 2004 and provide a comprehensive analysis employing all qualitative factors provided by OFHEO; and

(f)	Evaluate the impact of realignment differences related to process and modeling on prior financial statement periods.

•	Fannie Mae has agreed to consult with OFHEO regarding the methods and implementation of the requirements of these actions.

     FAS 133

     Fannie Mae has also agreed to take certain steps in connection with the application of Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities (FAS 133). Specifically, Fannie Mae has agreed to take the following actions:

•	Make any changes that may be necessary to comply with FAS 133 and, accordingly, reevaluate its accounting treatment going forward for all derivatives.

•	Beginning with the first quarter of 2005, cease hedge accounting for any derivatives, including terminated hedges, that do not or did not qualify under FAS 133 for such treatment. At that time, Fannie Mae will be implementing the “long-haul” approach to FAS 133 for derivative transactions for which hedge accounting has been elected, and accordingly will cease use of its current accounting practice for those transactions at that time. Implementation of this action will be subject to review and approval by OFHEO. Until this action has been taken, Fannie Mae has agreed to:

(A)	assure full and appropriate disclosures regarding Fannie Mae’s agreement with OFHEO and the accounting and internal control issues that are the subject of OFHEO’s examination;

(B)	designate a portion of the capital surplus against cumulative ineffectiveness of existing hedge accounting relationships that are currently under review pursuant to this section of the agreement in consultation with and subject to approval by OFHEO;

(C)	continue to eliminate hedge accounting relationships associated with offsetting derivative positions; and

(D)	consult with OFHEO regarding implementation of changes, including systems alterations, to Fannie Mae’s accounting for derivatives employing the long-haul accounting method.

•	Recalculate and retest historic accounting treatment under FAS 133 for previously reported financial statements for all quarterly periods from 2001 through 2004 using parameters provided by OFHEO. Fannie Mae agreed to provide OFHEO a comprehensive analysis employing all qualitative factors provided by OFHEO;

•	After such recalculation and retesting, report to OFHEO the impact on previously reported quarterly financial statements and resulting effect on regulatory capital; and

•	Consult with OFHEO for the methods and other matters relating to the implementation of these actions, including submission of evaluations, testing and recalculations.

     Policy Review and Audit Committee Composition

     Fannie Mae’s Board agreed to cause to be conducted a review of accounting policies and other corporate policies to ensure that they accurately reflect the Board’s objectives in complying with law and regulation and in overseeing the operations of Fannie Mae. Fannie Mae also agreed that the Audit Committee of the Board will maintain at least one person with sufficient technical expertise to understand the implications of accounting policies to financial statements.

Capital

     Capital Surplus

     Pursuant to the agreement, Fannie Mae will establish and maintain a targeted capital surplus over its required minimum capital requirement, subject to conditions and variations to be approved in advance by the Director of OFHEO (the “Director”), as calculated on a monthly basis by Fannie Mae. Specifically, Fannie Mae has agreed to establish and maintain a capital surplus compliant with the following conditions:

•	Fannie Mae has agreed that, effective immediately, it will protect the existing capital surplus to ensure it is maintained at or above the percentage of the required minimum capital requirement at August 31, 2004. In any event, the surplus as a percent of the required minimum capital requirement must not fall below the amount of capital held as of September 27, 2004 and reflective of internally generated month-end August 2004 results.

•	Within 270 days of the agreement, Fannie Mae will, in accordance with a capital plan developed by Fannie Mae and approved by OFHEO as described below, achieve and maintain a targeted capital surplus equal to 30% of the required minimum capital requirement. Fannie Mae will maintain this additional capital surplus until the Director determines the requirement should be modified or expire, considering factors such as resolution of the accounting and internal control issues that are the subject of OFHEO’s examination.

     Capital Plan

     Within 45 days of entering into the agreement, Fannie Mae must develop and submit to OFHEO a capital plan acceptable to the Director that must include:

•	The primary strategies which Fannie Mae will employ to protect the existing capital surplus and achieve the additional targeted capital surplus requirement, including an assessment of the relative and aggregate contributions of these strategies and actions;

•	Projections for growth and capital requirements based upon a detailed analysis of Fannie Mae’s assets, liabilities, earnings, fixed assets, and off-balance sheet activities;

•	Contingency plans that identify alternative methods should the primary strategies above be insufficient to achieve and maintain the required surplus; and

•	Analysis of proposed or undertaken corporate actions (for example, payment of common stock or preferred stock dividends) and the impact upon Fannie Mae’s ability to achieve and maintain the capital surplus within specified time frames.

     Limitation on Certain Corporate Actions

     Fannie Mae has agreed to obtain the Director’s prior written approval before engaging in any of the following: any payment made to repurchase, redeem, retire or otherwise acquire any of its shares, including share repurchases; the calling of any preferred stock; the payment of preferred stock dividends above stated contractual rates; or, until Fannie Mae reaches the targeted capital surplus, the payment of common stock dividends in excess of the prior quarter’s dividend. Fannie Mae must inform OFHEO of any other significant action that is likely to impair the ability of Fannie Mae to manage to the required capital surplus.

     Pursuant to 12 U.S.C. 4514(b), Fannie Mae will submit a written report to the Director after the declaration of any common stock capital dividends and before making the capital distribution. The report must contain specific information on the amount of the dividend, the rationale for the payment, and the impact on the required capital surplus.

     Monthly Reports

     Fannie Mae has agreed to continue to submit to OFHEO month-end minimum capital reports, no later than 30 days after the end of each month. These must be reconciled to the general ledger and continue to include the official declaration that is currently part of these reports. Fannie Mae has also agreed to submit its most current internal weekly management reports and projections detailing growth and other criteria that impact the maintenance of the additional capital surplus. OFHEO will monitor, discuss, and validate these reports on a periodic basis, including determining whether to reduce the capital surplus amount.

Organization and Staffing

     Fannie Mae has agreed that its Board will cause to be conducted an independent review of organizational, structural and staffing and control issues, focusing on but not limited to, the chief financial officer, controllers, accounting, audit, financial reporting, business planning and forecasting, modeling and financial standards functions in line with overall enhancement of accounting, controls and fostering a culture of adherence to proper corporate policies and legal and other external requirements. This review will include consideration of:

     (a) lines of reporting,
     (b) independence of functions,
     (c) segregation of duties,
     (d) alignment of functions,
     (e) roles and responsibilities,
     (f) staff qualifications,
     (g) key person dependencies; and
     (h) adequacy of resources.

Compensation

     Fannie Mae has agreed that the Board will cause to be prepared a report to OFHEO on Fannie Mae’s compensation regime and its relation to strategic plans and their impact on accounting and transaction decisions and any revisions to avoid inappropriate incentives.

Governance and Internal Controls

     Governance Procedures

     Fannie Mae has agreed that the Board will cause to be conducted a review of its governance procedures that will assure timely and appropriate review of accounting and control issues at the company. This review will address committee structures, resources, reporting requirements, procedures and quality of financial disclosures and potential changes to management and internal systems to meet the Board’s oversight responsibilities. The Board will report to OFHEO on the results of this review.

     Chief Risk Officer

     Under the agreement, Fannie Mae’s Board will direct the appointment of a chief risk officer, to be independent of other corporate responsibilities and to have duties crafted in consultation with OFHEO.

     Internal Auditor Independence

     Under the agreement, the Board must also take steps to assure the independence of the internal auditor, including the ability of the auditor to report directly to the Audit Committee or the Board.

Other Provisions

     Within fifteen days of the date of the agreement, the Board must provide a comprehensive written plan to OFHEO addressing matters of supervisory concern detailed in the agreement. OFHEO will inform the Board of the completeness of such plan and provide its approval or disapproval.

     Under the agreement, the Board or its compliance committee must hire within 45 days of the date of the agreement an independent counsel and an independent accounting firm, subject to OFHEO’s approval, reporting directly to the Board or committee, to conduct reviews called for in the agreement. The firms shall immediately commence a comprehensive review of the company’s accounting policies and practices to ensure they accurately reflect the Board’s objectives in complying with law and regulation and in overseeing the operations of Fannie Mae. These independent legal and accounting firms or other relevant firms shall have full access to books, records, e-mails, staff and resources in conducting their review and making their reports and recommendations.

     Under the terms of the agreement, OFHEO must have access independent of Fannie Mae to meet with and review work plans and product of the independent counsel and independent accounting firm, including receipt of interim, draft and final reports, and may require meetings of the Board or Fannie Mae with these firms where OFHEO is present. Work product of these firms must be preserved.

     Under the agreement, Fannie Mae and its Board must also take a number of steps to facilitate compliance with the agreement, including:

•	Appointing a committee of the Board to monitor and coordinate compliance with the agreement. Such committee must consist of outside directors, at least three in number, one of whom serves as chair. The committee and its chair should be prepared to meet with OFHEO representatives. As previously announced, the Board has designated a committee composed entirely of independent directors to take the lead on these matters.

•	Establishing a tracking system in consultation with OFHEO that will allow the Board and OFHEO to monitor the implementation and progress under the agreement, with reporting no less frequent than monthly and providing for timely reporting of material events.

•	Establishing key contacts at Fannie Mae and the Board to assure prompt attention to questions arising under the agreement.

     The agreement is effective until modified or terminated in writing by OFHEO. It does not supplant any other duties or obligations of the Board and Fannie Mae or affect the authority of other government agencies. In addition, each provision of the agreement will remain effective and enforceable until modified, terminated or suspended in writing by the Director. The agreement provides that in determining whether to take such steps, consideration will be given to whether internal controls of Fannie Mae have been enhanced and are consistent with safety and soundness and whether Fannie Mae’s accounting policies and methodology are satisfactory to OFHEO.

     Nothing contained in the agreement precludes additional actions by OFHEO on matters addressed by the agreement or discovered in the course of carrying forward the actions provided for in the agreement nor action by OFHEO on matters subsequently raised by its ongoing review of Fannie Mae.

     In entering into the agreement, Fannie Mae neither admits nor denies any wrongdoing or any asserted or implied finding in the agreement.

Item 9.01.  Financial Statements and Exhibits.

     (c) Exhibits. The exhibit index filed herewith is incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Ann M. Kappler Ann M. Kappler Senior Vice President and General Counsel

Date: September 29, 2004

EXHIBIT INDEX

The following exhibits are submitted herewith.

Exhibit Number	Description of Exhibits

10.1	Agreement between Office of Federal Housing Enterprise Oversight (OFHEO) and Fannie Mae, September 27, 2004.

99.1	September 27, 2004 News Release by Fannie Mae regarding Fannie Mae’s Agreement with OFHEO.